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                                                                     Exhibit 5.1

                 OPINION OF COUNSEL AS TO LEGALITY OF SECURITIES

                                 March 30, 2000


OMNIS Technology Corporation
981 Industrial Way
San Carlos, CA 94070

        RE:    REGISTRATION STATEMENT ON FORM S-8


Gentlemen:

        We have acted as counsel to OMNIS Technology Corporation, a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of a total of 1,650,000 shares of Common Stock (the "Shares") and related stock options for issuance under (i) the 1999 Stock Option Plan (the "Option Plan"), and (ii) the 1994 Employee Stock Purchase Plan (the "Purchase Plan"). This opinion is being furnished in accordance with the regulations of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Option Plan and Purhchase Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to (a) the provisions of option agreements duly authorized under the Option Plan and in accordance with the Registration Statement, or (b) duly authorized stock purchase rights granted and exercised under the Purchase Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement. This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and whch may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Option Plan or the Purchase Plan or the Shares issuable under such plans.


                                            Sincerely yours,



                                            MORRISON & FOERSTER LLP